Exhibit 23.2




                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-_______) pertaining to the Highwoods Properties, Inc. 2000 Employee Stock Purchase Plan of our report dated February 18, 2000, with respect to the consolidated financial statements and schedule of Highwoods Properties, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999 (as amended on Form 10-K/A on May 19, 2000), filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP
                                                     ERNST & YOUNG LLP
Raleigh, North Carolina
June 1, 2000